Exhibit 21

Subsidiaries of the Company

Name	Jurisdiction of Incorporation or Formation

Waddell & Reed Financial Services, Inc.	Missouri
Waddell & Reed, Inc.	Delaware
Waddell & Reed Investment Management Company	Kansas
Waddell & Reed Services Company	Missouri
Waddell & Reed Development, Inc.	Delaware
Waddell & Reed Distributors, Inc.	Missouri
Waddell & Reed Leasing, Inc.	Missouri
Ivy Investment Management Company	Delaware
Ivy Services, Inc.	Florida
Ivy Funds Distributor, Inc.	Florida
W & R Insurance Agency, Inc.	Missouri
W & R Insurance Agency of Alabama, Inc.	Alabama
W & R Insurance Agency of Arkansas, Inc.	Arkansas
W & R Insurance Agency of Montana, Inc.	Montana
W & R Insurance Agency of Nevada, Inc.	Nevada
W & R Insurance Agency of Utah, Inc.	Utah
W & R Insurance Agency of Wyoming, Inc.	Wyoming
Unicon Agency, Inc.	New York
Unicon Insurance Agency of Massachusetts, Inc.	Massachusetts
Fiduciary Trust Company of New Hampshire	New Hampshire
Austin, Calvert & Flavin, Inc.	Texas
Legend Group Holdings, LLC	Delaware
Legend Advisory Corporation	New York
Legend Equities Corporation	Delaware
Advisory Services Corporation	Nevada
The Legend Group, Inc.	Delaware
LEC Insurance Agency, Inc.	Texas